Exhibit 3.1.3

REFOCUS GROUP, INC.

Certificate of Designation, Rights and Preferences of

Series A-1 Convertible Preferred Stock,

Series A-2 Convertible Preferred Stock and

Series A-3 Convertible Preferred Stock

of

REFOCUS GROUP, INC.

Refocus Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which authorizes the issuance, by the Corporation, in one or more series of up to 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors at a meeting duly called and held on February 25, 2005 duly adopted the following resolutions:

RESOLVED, that, pursuant to the authority vested in the Board of Directors by the provisions of Article Four of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors hereby creates and provides for the issue of (i) a series of Preferred Stock consisting of 280,000 shares herein designated as the Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), (ii) a series of Preferred Stock consisting of 280,000 shares herein designated as the Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), and (iii) a series of Preferred Stock consisting of 200,000 shares herein designated as the Series A-3 Convertible Preferred Stock (the “Series A-3 Preferred Stock” and together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, collectively, the “Series A Preferred Stock”), each having the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section D.3. hereof):

A.            PROVISIONS RELATING TO THE SERIES A-1 PREFERRED STOCK

1.             Dividends.  The holders of the Series A-1 Preferred Stock shall not be entitled to any preferential dividends. The holders of the Series A-1 Preferred Stock shall be entitled to participate on an as-converted basis in cash any dividends declared and paid on the Common Stock.

2.             Liquidation.

(a)           Upon any Liquidation Event, the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to receive, out of the funds and assets of the Corporation legally available therefor (the “Available Assets and Funds”), before any payment shall be made to the holders of shares of Junior Stock, an amount per share equal to the greater of (i) two times the Applicable Stated Value for a share of Series A-1 Preferred Stock, or (ii) the amount such holder would have received had such holder converted such share of Series A-1 Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event.  If, upon any such Liquidation Event, the Available Assets and Funds shall be insufficient to pay the holders of shares of Series A-1 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A-1 Preferred Stock and any Parity Stock shall share ratably in any distribution of the remaining Available Assets and Funds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.             Ranking.  The Series A-1 Preferred Stock shall, with respect to redemption rights, rights on liquidation, winding up, corporate reorganization and dissolution rank senior to the Junior Stock and on parity with the Series A-2 Preferred Stock and the Series A-3 Preferred Stock.

4.             Conversion.

(a)           Right to Convert.  Subject to and in compliance with this Section A.4., each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Stated Value for such share by the A-1 Conversion Price (defined below) for such share in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series A-1 Preferred Stock without the payment of additional consideration by the holder thereof (the “A-1 Conversion Price”) shall initially be $0.25.  Such initial A-1 Conversion Price shall be subject to adjustment from time to time as provided in this Section A.4.

(b)           Mechanics of Conversion.  Each holder of Series A-1 Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A-1 Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A-1 Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A-1 Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(c)           Adjustments for Stock Splits and Combinations. If the Corporation at any time or from time to time after the A-1 Original Issue Date (as defined below) effects a subdivision of the outstanding Common Stock, the A-1 Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the

Corporation at any time or from time to time after the A-1 Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the A-1 Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this subsection (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.  “A-1 Original Issue Date” means the date on which shares of Series A-1 Preferred Stock are originally issued under this Certificate of Designation.

(d)           Adjustments for Certain Dividends and Distributions.  If the Corporation at any time or from time to time after the A-1 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the A-1 Conversion Price then in effect shall be adjusted as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, so that it will equal the price determined by multiplying the A-1 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the A-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the A-1 Conversion Price shall be adjusted pursuant to this subsection (d) as of the time of actual payment of such dividends or distributions.

(e)           Adjustments for Dividends and Other Distributions.  In the event the Corporation at any time or from time to time after the A-1 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A-1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A-1 Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.4 with respect to the rights of the holders of the Series A-1 Preferred Stock.

(f)            Adjustment for Reclassification, Exchange and Substitution.  In the event that, at any time or from time to time after the A-1 Original Issue Date, the Common Stock issuable upon the conversion of the Series A-1 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section A.4), then and in any such event each holder of Series A-1 Preferred Stock shall have the right thereafter to convert such Series A-1 Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series A-1 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(g)           No Adjustment for Certain Issuances. Notwithstanding anything to the contrary herein, no adjustment will be made to the A-1 Conversion Price (1) for issuances of Common Stock upon conversion of shares of the Series A Preferred Stock; (2) for issuances of Common Stock, options, warrants or other convertible securities as a dividend or distribution on the Series A Preferred Stock; (3) for issuances of Common Stock upon exercise of warrants or options, or conversion of convertible securities or instruments, outstanding as of the date hereof; or (4) for the issuance of stock options under existing plans and new plans in accordance with any approval requirements of the Series A Directors.

(h)           Sale of Shares Below A-1 Conversion Price.

(1)           If at any time or from time to time after the A-1 Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (d) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (c) above, for an Effective Price (as hereinafter defined) less than the then existing A-1 Conversion Price, then and in each such case the then existing A-1 Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to such Effective Price.

(2)           For the purpose of making any adjustment required under this subsection (h), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, A-1 Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or A-1 Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, A-1 Convertible Securities or rights or options.

(3)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “A-1 Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the A-1

Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or A-1 Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or A-1 Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of A-1 Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-1 Convertible Securities) upon the conversion thereof.  No further adjustment of the A-1 Conversion Price, adjusted upon the issuance of such rights, options or A-1 Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such A-1 Convertible Securities.

If any such rights or options, or the conversion or exchange privilege represented by any such A-1 Convertible Securities, shall expire without having been exercised, the A-1 Conversion Price adjusted upon the issuance of such rights, options or A-1 Convertible Securities shall be readjusted to the A-1 Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such A-1 Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the A-1 Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-1 Convertible Securities) on the conversion of such A-1 Convertible Securities.

(4)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of A-1 Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such A-1 Convertible Securities is less than the A-1 Conversion Price then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of A-1 Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-1 Convertible Securities) upon the conversion of such A-1 Convertible Securities.  No further adjustment of the A-1

Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the A-1 Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such A-1 Convertible Securities.  The provisions of paragraph (3) above for the readjustment of the A-1 Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of A-1 Convertible Securities shall apply mutatis mutandis to the rights, options and A-1 Convertible Securities referred to in this paragraph (4).

(i)            Notices of Record Date.  In the event of (a) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A-1 Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(j)            Automatic Conversion.  Each share of Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective A-1 Conversion Price immediately upon the closing of a Qualified Public Offering, and the outstanding shares of Series A-1 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.  Upon the occurrence of such automatic conversion of the Series A-1 Preferred Stock, the holders of Series A-1 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A-1 Preferred Stock or Common Stock.  Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A-1 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(k)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series A-1 Preferred Stock.  If more than one share of Series A-1 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of the Corporation’s Common Stock on the date of conversion.

(l)            Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m)          Notices.  All notices and other communications required by the provisions of this Section A.4 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Corporation.  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

(n)           Payment of Taxes.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A-1 Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-1 Preferred Stock so converted were registered.

(o)           No Dilution or Impairment.  The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A-1 Preferred Stock against dilution or other impairment.

(p)           Rounding of Calculations; Minimum Adjustment.  All calculations under this Section A.4 shall be made to the nearest one thousandth (1/1,000th) cent or to the nearest one thousandth (1/1,000th) of a share, as the case may be.  Any provision of this Section A.4 to the contrary notwithstanding, no adjustment in the A-1 Conversion Price shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

6.             Voting.  The holders of shares of Series A-1 Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation and, except to the extent specifically provided herein, each holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A-1 Preferred Stock held by such holder could be converted, pursuant to the provisions of Section A.4, at the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed.  Except as otherwise expressly provided herein or as required by law, the holders of Series A-1 Preferred Stock shall vote together as a single class with the holders of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Common Stock on all matters.

B.            PROVISIONS RELATING TO THE SERIES A-2 PREFERRED STOCK

1.             Dividends.  The holders of the Series A-2 Preferred Stock shall not be entitled to any preferential dividends. The holders of the Series A-2 Preferred Stock shall be entitled to participate on an as-converted basis in any cash dividends declared and paid on the Common Stock.

2.             Liquidation.

(a)           Upon any Liquidation Event, the holders of shares of Series A-2 Preferred Stock then outstanding shall be entitled to receive, out of the Available Assets and Funds, before any payment shall be made to the holders of shares of Junior Stock, an amount per share equal to the greater of (i) two times the Applicable Stated Value for a share of Series A-2 Preferred Stock, or (ii) the amount such holder would have received had such holder converted such share of Series A-2 Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event.  If, upon any such Liquidation Event, the Available Assets and Funds shall be insufficient to pay the holders of shares of Series A-2 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A-2 Preferred Stock and any Parity Stock shall share ratably in any distribution of the remaining Available Assets and Funds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.             Ranking.  The Series A-2 Preferred Stock shall, with respect to redemption rights, rights on liquidation, winding up, corporate reorganization and dissolution rank senior to the Junior Stock and on parity with the Series A-1 Preferred Stock and the Series A-3 Preferred Stock.

4.             Conversion.

(a)           Right to Convert.  Subject to and in compliance with this Section B.4., each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Stated Value for such share by the A-2 Conversion Price (defined below) for such share in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series A-2 Preferred

Stock without the payment of additional consideration by the holder thereof (the “ A-2 Conversion Price”) shall initially be $0.25.  Such initial A-2 Conversion Price shall be subject to adjustment from time to time as provided in this Section B.4.

(b)           Mechanics of Conversion.  Each holder of Series A-2 Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A-2 Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A-2 Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A-2 Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

 (c)          Adjustments for Stock Splits and Combinations. If the Corporation at any time or from time to time after the A-2 Original Issue Date (as defined below) effects a subdivision of the outstanding Common Stock, the A-2 Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the A-2 Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the A-2 Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this subsection (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.  “A-2 Original Issue Date” means the date on which shares of Series A-2 Preferred Stock are originally issued under this Certificate of Designation.

(d)           Adjustments for Certain Dividends and Distributions.  If the Corporation at any time or from time to time after the A-2 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the A-2 Conversion Price then in effect shall be adjusted as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, so that it will equal the price determined by multiplying the A-2 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the A-2 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the A-2 Conversion Price shall be adjusted pursuant to this subsection (d) as of the time of actual payment of such dividends or distributions.

(e)           Adjustments for Dividends and Other Distributions.  In the event the Corporation at any time or from time to time after the A-2 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A-2 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A-2 Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section B.4 with respect to the rights of the holders of the Series A-2 Preferred Stock.

(f)            Adjustment for Reclassification, Exchange and Substitution.  In the event that at any time or from time to time after the A-2 Original Issue Date, the Common Stock issuable upon the conversion of the Series A-2 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section B.4), then and in any such event each holder of Series A-2 Preferred Stock shall have the right thereafter to convert such Series A-2 Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series A-2 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(g)           No Adjustment for Certain Issuances. Notwithstanding anything to the contrary herein, no adjustment will be made to the A-2 Conversion Price (1) for issuances of Common Stock upon conversion of shares of the Series A Preferred Stock; (2) for issuances of Common Stock, options, warrants or other convertible securities as a dividend or distribution on the Series A Preferred Stock; (3) for issuances of Common Stock upon exercise of warrants or options, or conversion of convertible securities or instruments, outstanding as of the date hereof; or (4) for the issuance of stock options under existing plans and new plans in accordance with any approval requirements of the Series A Directors.

(h)           Sale of Shares Below A-2 Conversion Price.

(1)           If at any time or from time to time after the A-2 Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (d) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (c) above, for an Effective Price (as hereinafter defined) less than the then existing A-2 Conversion Price, then and in each such case the then existing A-2 Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to such Effective Price.

(2)           For the purpose of making any adjustment required under this subsection (h), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, A-2 Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or A-2 Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, A-2 Convertible Securities or rights or options.

(3)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “A-2 Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the A-2 Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or A-2 Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or A-2 Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of A-2 Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-2 Convertible Securities) upon the conversion thereof.  No further adjustment of the A-2 Conversion Price, adjusted upon the issuance of such rights, options or A-2 Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such A-2 Convertible Securities.

If any such rights or options or the conversion or exchange privilege represented by any such A-2 Convertible Securities shall expire without having been exercised, the A-2 Conversion Price adjusted upon the issuance of such rights, options or A-2 Convertible Securities shall be readjusted to the A-2 Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such A-2 Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the A-2 Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-2 Convertible Securities) on the conversion of such A-2 Convertible Securities.

(4)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of A-2 Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such A-2 Convertible Securities is less than the A-2 Conversion Price then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of A-2 Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-2 Convertible Securities) upon the conversion of such A-2 Convertible Securities.  No further adjustment of the A-2 Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the A-2 Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such A-2 Convertible Securities.  The provisions of paragraph (3) above for the readjustment of the A-2 Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of A-2 Convertible Securities shall apply mutatis mutandis to the rights, options and A-2 Convertible Securities referred to in this paragraph (4).

(i)            Notices of Record Date.  In the event of (a) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A-2 Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(j)            Automatic Conversion.  Each share of Series A-2 Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective A-2 Conversion Price immediately upon the closing of a Qualified Public Offering, and the outstanding shares of Series A-2 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.  Upon the occurrence of such automatic conversion of the Series A-2 Preferred Stock, the holders of Series A-2 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A-2 Preferred Stock or Common Stock.  Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A-2 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(k)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series A-2 Preferred Stock.  If more than one share of Series A-2 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-2 Preferred Stock so surrendered.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of the Corporation’s Common Stock on the date of conversion.

(l)            Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-2 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A-2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-2 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m)          Notices.  All notices and other communications required by the provisions of this Section B.4 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Corporation.  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

(n)           Payment of Taxes.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A-2 Preferred

Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-2 Preferred Stock so converted were registered.

(o)           No Dilution or Impairment.  The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A-2 Preferred Stock against dilution or other impairment.

(p)           Rounding of Calculations; Minimum Adjustment.  All calculations under this Section A.4 shall be made to the nearest one thousandth (1/1,000th) cent or to the nearest one thousandth (1/1,000th) of a share, as the case may be.  Any provision of this Section B.4 to the contrary notwithstanding, no adjustment in the A-2 Conversion Price shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

6.             Voting.  The holders of shares of Series A-2 Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation and, except to the extent specifically provided herein, each holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A-2 Preferred Stock held by such holder could be converted, pursuant to the provisions of Section B.4, at the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed.  Except as otherwise expressly provided herein or as required by law, the holders of Series A-2 Preferred Stock shall vote together as a single class with the holders of Series A-1 Preferred Stock, Series A-3 Preferred Stock and Common Stock on all matters.

C.            PROVISIONS RELATING TO THE SERIES A-3 PREFERRED STOCK

1.             Dividends.  The holders of the Series A-3 Preferred Stock shall not be entitled to any preferential dividends. The holders of the Series A-3 Preferred Stock shall be entitled to participate on an as-converted basis in any cash dividends declared and paid on the Common Stock.

2.             Liquidation.

(a)           Upon any Liquidation Event, the holders of shares of Series A-3 Preferred Stock then outstanding shall be entitled to receive, out of the Available Assets and Funds, before any payment shall be made to the holders of shares of Junior Stock, an amount per share equal to the greater of (i) two times the Applicable Stated Value for a share of Series A-3 Preferred Stock, or (ii) the amount such holder would have received had such holder converted such share of

Series A-3 Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event.  If, upon any such Liquidation Event, the Available Assets and Funds shall be insufficient to pay the holders of shares of Series A-3 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A-3 Preferred Stock and any Parity Stock shall share ratably in any distribution of the remaining Available Assets and Funds in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.             Ranking.  The Series A-3 Preferred Stock shall, with respect to redemption rights, rights on liquidation, winding up, corporate reorganization and dissolution rank senior to the Junior Stock and on parity with the Series A-1 Preferred Stock and the Series A-3 Preferred Stock.

4.             Conversion.

(a)           Right to Convert.  Subject to and in compliance with this Section C.4., each share of Series A-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Stated Value for such share by the A-3 Conversion Price (defined below) for such share in effect at the time of conversion.  The price at which shares of Common Stock shall be deliverable upon conversion of Series A-3 Preferred Stock without the payment of additional consideration by the holder thereof (the “A-3 Conversion Price”) shall initially be $0.30.  Such initial A-3 Conversion Price shall be subject to adjustment from time to time as provided in this Section C.4.

(b)           Mechanics of Conversion.  Each holder of Series A-3 Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A-3 Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A-3 Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A-3 Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(c)           Adjustments for Stock Splits and Combinations. If the Corporation at any time or from time to time after the A-3 Original Issue Date (as defined below) effects a subdivision of the outstanding Common Stock, the A-3 Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the A-3 Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the A-3 Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this subsection (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.  “A-3 Original Issue Date” means the date on which shares of Series A-3 Preferred Stock are originally issued under this Certificate of Designation.

(d)           Adjustments for Certain Dividends and Distributions.  If the Corporation at any time or from time to time after the A-3 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the A-3 Conversion Price then in effect shall be adjusted as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, so that it will equal the price determined by multiplying the A-3 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the A-3 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the A-3 Conversion Price shall be adjusted pursuant to this subsection (d) as of the time of actual payment of such dividends or distributions.

(e)           Adjustments for Dividends and Other Distributions.  In the event the Corporation at any time or from time to time after the A-3 Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A-3 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A-3 Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section C.4 with respect to the rights of the holders of the Series A-3 Preferred Stock.

(f)            Adjustment for Reclassification, Exchange and Substitution.  In the event that at any time or from time to time after the A-3 Original Issue Date, the Common Stock issuable upon the conversion of the Series A-3 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section C.4), then and in any such event each holder of Series A-3 Preferred Stock shall have the right thereafter to convert such Series A-3 Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series A-3 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(g)           No Adjustment for Certain Issuances. Notwithstanding anything to the contrary herein, no adjustment will be made to the A-3 Conversion Price (1) for issuances of Common Stock upon conversion of shares of the Series A Preferred Stock; (2) for issuances of Common Stock, options, warrants or other convertible securities as a dividend or distribution on the Series A Preferred Stock; (3) for issuances of Common Stock upon exercise of warrants or options, or conversion of convertible securities or instruments, outstanding as of the date hereof; or (4) for the issuance of stock options under existing plans and new plans in accordance with any approval requirements of the Series A Directors.

(h)           Sale of Shares Below A-3 Conversion Price.

(1)           If at any time or from time to time after the A-3 Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (d) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (c) above, for an Effective Price (as hereinafter defined) less than the then existing A-3 Conversion Price, then and in each such case the then existing A-3 Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to such Effective Price.

(2)           For the purpose of making any adjustment required under this subsection (h), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, A-3 Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or A-3 Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, A-3 Convertible Securities or rights or options.

(3)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “A-3 Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the A-3 Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or A-3 Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or A-3 Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of A-3 Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-3 Convertible Securities) upon the conversion thereof.  No further adjustment of the A-3 Conversion Price, adjusted upon the issuance of such rights, options or A-3 Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such A-3 Convertible Securities.

If any such rights or options or the conversion or exchange privilege represented by any such A-3 Convertible Securities shall expire without having been exercised, the A-3 Conversion Price adjusted upon the issuance of such rights, options or A-3 Convertible Securities shall be readjusted to the A-3 Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such A-3 Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the A-3 Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-3 Convertible Securities) on the conversion of such A-3 Convertible Securities.

(4)           For the purpose of the adjustment required under this subsection (h), if the Corporation issues or sells any rights or options for the purchase of A-3 Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such A-3 Convertible Securities is less than the A-3 Conversion Price then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of A-3 Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such A-3 Convertible Securities) upon the conversion of such A-3 Convertible Securities.  No further adjustment of the A-3 Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the A-3 Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such A-3 Convertible Securities.  The provisions of paragraph (3)

above for the readjustment of the A-3 Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of A-3 Convertible Securities shall apply mutatis mutandis to the rights, options and A-3 Convertible Securities referred to in this paragraph (4).

(i)            Notices of Record Date.  In the event of (a) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A-3 Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(j)            Automatic Conversion.  Each share of Series A-3 Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective A-3 Conversion Price immediately upon the closing of a Qualified Public Offering, and the outstanding shares of Series A-3 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.  Upon the occurrence of such automatic conversion of the Series A-3 Preferred Stock, the holders of Series A-3 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A-3 Preferred Stock or Common Stock.  Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A-3 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(k)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series A-3 Preferred Stock.  If more than one share of Series A-3 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-3 Preferred Stock so surrendered.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of the Corporation’s Common Stock on the date of conversion.

(l)            Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock,

solely for the purpose of effecting the conversion of the shares of the Series A-3 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A-3 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-3 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(m)          Notices.  All notices and other communications required by the provisions of this Section C.4 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Corporation.  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

(n)           Payment of Taxes.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A-3 Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-3 Preferred Stock so converted were registered.

(o)           No Dilution or Impairment.  The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A-3 Preferred Stock against dilution or other impairment.

(p)           Rounding of Calculations; Minimum Adjustment.  All calculations under this Section C.4 shall be made to the nearest one thousandth (1/1,000th) cent or to the nearest one thousandth (1/1,000th) of a share, as the case may be.  Any provision of this Section C.4 to the contrary notwithstanding, no adjustment in the A-3 Conversion Price shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

6.             Voting.  The holders of shares of Series A-3 Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation and, except to the extent specifically provided herein, each holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of

Series A-3 Preferred Stock held by such holder could be converted, pursuant to the provisions of Section C.4, at the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed.  Except as otherwise expressly provided herein or as required by law, the holders of Series A-3 Preferred Stock shall vote together as a single class with the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Common Stock on all matters.

D.            GENERAL PROVISIONS

1.             Protective Provisions.  In addition to any other vote or consent required herein or by law, for so long as 70,000 shares of Series A-1 Preferred Stock remain outstanding (subject to equitable adjustments for stock splits, stock dividends and the like with respect to the Series A-1 Preferred Stock) , except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or by the Certificate of Incorporation, without the prior vote or written consent of the holders of at least 75% of then outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, voting as a single class, the Corporation shall not, and shall cause its subsidiaries not to, as applicable:

(a)           amend the Certificate of Incorporation and Bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

(b)           reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Preferred Stock;

(c)           authorize or issue any additional Series A Preferred Stock or any other stock having rights or preferences senior to, or on a parity with, the Series A Preferred Stock, except for authorizations for issuances, and issuances, solely to the holders of Series A Preferred Stock;

(d)           merge or consolidate with or into any corporation if such merger or consolidation would result in the stockholders of the Corporation immediately prior to such merger or consolidation holding (by virtue of securities issued as consideration in such transaction or otherwise) less than a majority of the voting power of the stock of the surviving corporation immediately after such merger or consolidation;

(e)           sell all or substantially all its assets in a single transaction or series of related transactions;

(f)            license all or substantially all of its intellectual property in a single transaction or series of related transactions;

(g)           liquidate or dissolve; or

(h)           alter any rights of the Series A Directors (as defined herein) or the holders of the Series A Preferred Stock or change the size of the Board of Directors.

2.             Board of Directors.  For so long as 70,000 shares of Series A-1 Preferred Stock remain outstanding (subject to equitable adjustments for stock splits, stock dividends and the like with respect to the Series A-1 Preferred Stock), the holders of Series A Preferred Stock, as a single class, shall be entitled to (a) elect one-half of the members of the Board of Directors (rounded up in the event the number of members constituting the Board of Directors is odd) (the “Series A Directors”), one of whom shall be elected the Vice-Chairman, and (b) to designate at least one Series A Director to serve on each of the committees of the Board of Directors.

3.             Definitions.  As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

“Additional Shares of Common Stock” means (i) with respect to the Series A-1 Preferred Stock, all shares of Common Stock issued after the A-1 Original Issue Date, (ii) with respect to the Series A-2 Preferred Stock, all shares of Common Stock issued after the A-2 Original Issue Date, and (iii) with respect to the Series A-3 Preferred Stock, all shares of Common Stock issued after the A-3 Original Issue Date, in each event other than shares of Common Stock issued upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, as applicable.

“Common Stock” means the common stock of the Corporation, $0.0001 par value per share.

“Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Section A.4(h), Section B.4(h) or Section C.4(h), as applicable, into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under such applicable Section for such Additional Shares of Common Stock.

“Fair Market Value” means (i) if the Common Stock is listed on a national securities exchange, the closing sale price per share on the principal exchange on which the Common Stock is listed as reported by such exchange, (ii) if the Common Stock is quoted in the National Market System, the closing sale price per share as reported by Nasdaq, (iii) if the Common Stock is traded in the over-the-counter market but not quoted in the National Market System, the average of the closing bid and asked quotations per share as reported by Nasdaq, or any other nationally accepted reporting medium if Nasdaq quotations shall be unavailable, or (iv) if none of the foregoing applies, the fair market value of such stock as reasonably determined in good faith by the Board of Directors of the Corporation.

“Junior Stock” means shares of Common Stock and any other class or series of capital stock of the Corporation which by its express terms provides that is ranks junior to the Series A Preferred Stock as to distribution of assets on liquidation, dissolution or winding up.

“Liquidation Event” means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and also includes (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the sale, disposition or other transfer of more than fifty percent (50%) of the outstanding voting power of the

Corporation or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

“Parity Stock” means any class or series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock as to distribution of assets on liquidation, dissolution or winding up.

“Person” means any individual, corporation, partnership, trust, joint venture, organization, association, government or agency or political subdivision thereof, or any other entity.

“Qualified Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation equal or exceed $45 million.

“Senior Stock” any class or series of capital stock of the Corporation which by its express terms provides that it ranks senior to the Series A Preferred Stock as to distribution of assets on liquidation, dissolution or winding up.

“Stated Value” means a stated value per share equal to the following: (i) $25.00 with respect to the Series A-1 Preferred Stock, (ii) $25.00 with respect to the Series A-2 Preferred Stock and (iii) $30.00 with respect to the Series A-3 Preferred Stock (in each case and as the context so requires, the “Applicable Stated Value”).

IN WITNESS WHEREOF, Refocus Group, Inc. has caused this Certificate of Designation, Rights and Preferences of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock to be signed by its President, on this       day of March, 2005, and such person hereby affirms under penalty of perjury that this Certificate of Designation, Rights and Preferences of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock is the act and deed of Refocus Group, Inc. and that the facts stated herein are true and correct.

REFOCUS GROUP, INC.

By:

Name:	Terence A. Walts

Title:	President